UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2025

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-41550	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14025 Riveredge Drive, Suite 300

Tampa, Florida 33637

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Item 8.01.	Other Events.

Crown Americas LLC and Crown Americas Capital Corp. VI (the “2026 Note Issuers”), each a wholly-owned subsidiary of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), has issued a conditional notice of redemption to redeem all of the 2026 Note Issuers’ outstanding 4.750% Senior Notes due 2026 (the “2026 Notes”) with an initial aggregate principal amount outstanding of $875 million. The 2026 Notes will be redeemed on June 15, 2025 (the “Redemption Date”) at the redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, from and including the most recent Interest Payment Date, February 1, 2025, to the Redemption Date.

The redemption of the 2026 Notes is conditioned upon the issuance of Crown Americas LLC $700 million aggregate principal amount of 5.875% Senior Notes due 2033 pursuant to that certain Purchase Agreement, dated May 12, 2025, by and among Crown Holdings Inc., Crown Americas LLC, BofA Securities, Inc., as representative of the Initial Purchasers named in Schedule I thereto and the Guarantors (as defined therein), prior to the Redemption Date. There can be no assurance that the Issuers will satisfy this condition and, if the condition is not satisfied, the Issuers will not be obligated to redeem the Notes on the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2025

CROWN HOLDINGS, INC.

By:	/s/ Christy L. Kalaus
Name:	Christy L. Kalaus
Title:	Vice President and Corporate Controller